Exhibit 10.3

AVENANT AU CONTRAT DE TRAVAIL

ADDENDUM TO THE EMPLOYMENT CONTRACT

ENTRE LES SOUSSIGNES :	BETWEEN THE UNDERSIGNED:

VERIGY FRANCE,	VERIGY FRANCE,
Société par actions simplifiée, dont le siège social est situé 32 rue des berges, Miniparc Polytec, 38000 Grenoble, immatriculée au RCS de Grenoble sous le numéro 488 789 629.	A simplified corporation, whose registered office is located at 32 rue des berges, Miniparc Polytec, 38000 Grenoble, registered with the Commercial Registry of Grenoble under number 488 789 629.

Représentée par Monsieur Jean-Pierre Jauvion, Président.	Represented for the purposes hereof by Mr. Jean-Pierre Jauvion, President, duly empowered.

Ci-après désignée « la Société »,	Hereafter referred to as the “Company”,

D’UNE PART,	OF THE FIRST PART,

ET	AND

Monsieur Pascal Ronde,	Mr. Pascal Ronde,

Demeurant 4 Allée entre deux bois 69380 Lissieu, France,	Residing at 4 Allée entre deux bois 69380 Lissieu, France,

Ci-après dénommé « le Salarié »,	Hereafter referred to as the “Employee”,

D’AUTRE PART.	OF THE SECOND PART.

PREAMBULE	PREAMBLE

Le Salarié a été engagé par la Société sous contrat de travail à durée indéterminée à compter du 1er décember 1991.	The Employee was hired by the Company under an indefinite term employment contract, on December 1, 1991.

La Société et le Salarié sont convenus d’insérer dans le contrat de travail de ce dernier une clause d’indemnisation de rupture.	The Company and the Employee have agreed to add to his employment contract a termination indemnity provision.

IL A ETE CONVENU ET ARRETE CE QUI SUIT :	IT AS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS	ARTICLE 1 - DEFINITIONS

Pour les besoins du présent avenant, les termes suivants seront définis comme indiqué ci-après.	For the purpose of this addendum, the following terms should be defined as stated hereafter.

« Acquéreur » : Toute personne ou tout membre d’un groupe de personnes représentant ce groupe qui d’une manière ou d’une autre acquiert le contrôle effectif de la Société Mère à la suite d’une transaction ou d’un ensemble de transactions constituant un Changement de Contrôle.	“Acquiror”: Either a person or a member of a group of related persons representing such group that in either case obtains effective control of the Parent Company in the transaction or a group of related transactions constituting the Change of Control.

« Changement de Contrôle » signifie l’un quelconque des évènements suivants :	“Change of Control” shall be defined as any of the following:

-        La réalisation d’une fusion ou d’une intégration de la Société Mère avec ou au sein d’une autre entité ou toute autre réorganisation de la structure juridique dont le résultat serait que des personnes qui n’étaient pas actionnaires de la Société Mère immédiatement avant cette fusion, intégration, ou autre réorganisation détiennent immédiatement après cette fusion, intégration ou réorganisation 50% ou plus des droits de vote au sein de (i) l’entité nouvelle ou survivante et (ii) toute entité parente, de manière directe ou indirecte, de cette entité nouvelle ou survivante ;

-        The consummation of a merger or consolidation of the Parent Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Parent Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

- La vente, le transfert ou autre cession de tous les actifs ou de presque tous les actifs de la Société Mère ;	- The sale, transfer or other disposition of all or substantially all of the Parent Company’s assets;

-        Une modification de la composition des organes de direction (tels que « conseil d’administration ») de la Société Mère, dont le résultat serait que moins de 50% des membres seraient des membres qui :

- A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

•    Soit ont été membres des organes de direction (tels qu’« administrateurs ») de la Société Mère au cours des 24 mois précédant la date de modification de la composition des organes de direction (les « Directeurs d’Origine ») ;

• Had been directors of the Parent Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

•    Soit ont été nommés aux organes de direction, ou désignées en vue de leur élection aux organes de direction et ont reçu au moins la majorité des voix cumulées de (A) les Directeurs d’Origine en place au moment de leur nomination et (B) les membres des organes de direction dont la nomination ou désignation avait été préalablement approuvée dans les conditions définies au présent paragraphe (ii) ;

•    Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii);

-        Toute transaction dont le résultat serait qu’une personne devient “beneficial owner” (au sens de la Rule 13d-3 du Securities Exchange Act de droit américain dans sa version en vigueur (ci-après désigné l’« Exchange Act »)), de manière directe ou indirecte, d’actions de la Société Mère représentant au moins 30% du total des droits de vote au sein de la Société Mère. Pour les besoins du présent paragraphe, le terme « personne » aura la même signification que celle définie aux Sections 13(d) et 14(d) de l’Exchange Act, à l’exclusion de (i) tout « trustee » ou autre « fiduciary » (au sens du droit américain) détenant des actions dans le cadre d’un plan d’actions destinés aux salariés de la Société Mère ou de toute société parente ou filiale et (ii) toute société détenue de manière directe ou indirecte par les actionnaires de la Société Mère dans des proportions globalement similaires à leur détention des actions de la Société Mère.

-   Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Parent Company representing at least 30% of the total voting power represented by the Parent Company’s then outstanding voting securities. For purposes of this paragraph, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Parent Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Parent Company in substantially the same proportions as their ownership of shares of the Parent Company.

Une transaction ne constituera pas un Changement de Contrôle si son seul objet et de modifier la juridiction où la Société Mère est établie ou de créer une société holding qui serait détenue, dans des proportions globalement similaires, par les personnes qui détenaient des actions de la Société Mère immédiatement avant la réalisation de cette transaction.	A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Parent Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Parent Company’s securities immediately before such transaction.

« Raison Légitime » signifie l’un quelconque des évènements suivants :	“Good Reason” shall be defined as any of the following:

(i)     Une diminution, , sans l’accord du Salarié, de son niveau de rémunération du Salarié tel qu’en vigueur à la date de signature du présent avenant ou, si un Changement de Contrôle est intervenu, tel qu’en vigueur immédiatement avant ce Changement de Contrôle.

(i)     A reduction of the Employee’s rate of compensation as in effect on the date of signature of this addendum or, if a Change of Control has occurred, as in effect immediately prior to the occurrence of a Change of Control, without the Employee’s consent.

(ii)    Soit : (A) défaut d’attribution au Salarié sans son accord d’un ensemble d’avantages qui, pris dans leur globalité, atteignent un niveau globalement similaire aux avantages auxquels le Salarié est en droit de prétendre à la date de signature du présent avenant (excepté que les contributions salariales peuvent être augmentées dans la limite de l’augmentation des coûts liés à ces avantages, dans les cas où ces augmentations de contributions salariales s’appliquent aux salariés de la Société de façon générale), soit

(ii)    Either (A) failure to provide a package of benefits that, taken as a whole, provides substantially similar benefits to those in which the Employee is entitled to participate as of the date of signature of the present addendum (except that employee contributions may be raised to the extent of any cost increases related to such benefits where such increases in employee contributions are broadly applicable to employees of the Company), without the Employee’s consent or

(B) toute décision de la Société, prise sans l’accord du Salarié, qui impacterait de manière significative et négative l’éligibilité du Salarié ou qui réduirait les avantages des Salariés au titre de l’un quelconque des plans d’avantages de la Société.

(B) any action by the Company that would significantly and adversely affect the Employee’s participation or reduce the Employee’s benefits under any of the Company’s benefit plans, other than changes that apply broadly to employees or a category of employees of the Company, without the Employee’s consent.

(iii)     Une modification des fonctions, responsabilités, pouvoirs, intitulé de fonctions ou rattachement hiérarchique du Salarié, sans son accord, qui résulterait en un déclassement significatif dans sa fonction, sauf à ce que cette modification résulte d’un agissement isolé, involontaire ou non significatif qui n’aurait pas été opéré de mauvaise foi par la Société, et sur lequel la Société serait revenue rapidement après que le Salarié l’ait informé de la situation. Pour les besoins du présent paragraphe (iii), les modifications de fonctions, responsabilités, pouvoirs, intitulé de fonctions ou rattachement hiérarchique du Salarié ne seront pas considérés comme significatives (et ne constitueront donc pas une « Raison Légitime ») si le Salarié continue, globalement, à exercer pour la Société les mêmes fonctions que celles qu’il exerçait immédiatement avant la survenance du Changement de Contrôle, même si la Société devient une filiale ou une succursale d’une autre entité.

(iii)     A change in the Employee’s duties, responsibilities, authority, job title or reporting relationships, without the Employee’s consent, resulting in a significant diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after notice thereof is given by the Employee. For purposes of this clause (iii), Employee’s duties, responsibilities, authority, job title or reporting relationships shall not be considered to be significantly diminished (and therefore shall not constitute “Good Reason”) so long as Employee continues to perform substantially the same functional role for the Company as Employee performed immediately prior to the occurrence of the Change of Control, even if the Company becomes a subsidiary or division of another entity.

Si une telle modification devait intervenir, le Salarié devra informer la Société de son intention de rompre son contrat de travail et devra donner à la Société un préavis raisonnable, qui n’excède pas 90 jours, pour négocier de nouvelles conditions d’emploi satisfaisantes pour le Salarié.

In the event of such change, the Employee shall notify the Company of his intention to terminate his employment and shall provide the Company with a reasonable period of time, not to exceed 90 days, to negotiate terms of employment which meet the Employee’s requirements.

Si, à la fin du préavis et/ou de la période de négociation, les parties ne parviennent pas à un accord sur des conditions d’emploi, le Salarié pourra alors exercer son droit de rompre le contrat de travail pour Raison Légitime justifié par l’impossibilité dans laquelle il se trouve de continuer à exercer des fonctions similaires.

If, at the end of the notice and negotiation period, the parties are unable to arrive at mutually satisfactory terms and conditions of employment, then the Employee may exercise his right to termination for Good Reason as a result of no longer serving in a comparable role.

(iv)     L’obligation faite au Salarié de changer de lieu de travail pour un lieu éloigné de plus de 40 kilomètres par rapport à son ancien lieu de travail, sauf si le Salarié accepte ce changement de lieu de travail.

(iv) A request that the Employee relocate to a worksite that is more than 40 kilometres from his prior worksite, unless the Employee accepts such relocation opportunity.

« Société Mère » signifie Verigy Ltd., une société de droit Singapourien, toute société qui lui serait substitué et ses filiales ; étant toutefois précisé que, pour apprécier si un Changement de Contrôle est intervenu, le terme « Société Mère » signifie exclusivement Verigy Ltd.	“Parent Company” means Verigy Ltd., a Singapore corporation, and any successor thereto and its subsidiaries; provided, however, that with respect to determining whether a Change in Control has occurred, the term “Parent Company” shall mean Verigy Ltd. exclusively.

« Notification de Rupture » signifie une rupture du contrat de travail à l’initiative du Salarié dans les conditions définis à l’article 2.1 du présent avenant. Aucun autre évènement ne pourra être considéré comme une Notification de Rupture dans le cadre du présent avenant	“Termination Event” means a voluntary termination of employment described in article 2.1. No other event shall be a Termination Event for purposes of the present addendum.

ARTICLE 2 - INDEMNITE DE RUPTURE	ARTICLE 2 - TERMINATION INDEMNITY

2.1    Il est expressément convenu que dans l’hypothèse d’une rupture du contrat de travail à l’initiative du Salarié dans les trois mois suivant la survenance d’un évènement constitutif d’une Raison Légitime, et au motif d’un tel évènement, sous réserve cependant que cet évènement soit intervenu soit (i) au moment ou dans les 24 mois suivants un Changement de Contrôle, (ii) dans les trois mois précédant un Changement de Contrôle, que cette rupture intervienne ou non à la demande d’un Acquéreur, ou (iii) à tout moment plus de trois mois avant un Changement de Contrôle si l’évènement en question ou si la rupture par le Salarié sont intervenus à la demande d’un Acquéreur, la Société versera au Salarié une indemnité de rupture globale et forfaitaire (exprimée en montant brut) (ci-après l’« Indemnité de Rupture ») d’un montant égal à l’indemnité à laquelle il pourrait prétendre en cas de licenciement, calculée conformément aux dispositions légales ou de la convention collective applicable, telles qu’en vigueur à la date de Notification de Rupture

2.1    In the event the Employee voluntarily terminates his/her employment within three months of the occurrence of an event constituting Good Reason and on account of an event constituting Good Reason, which event occurs either (i) at the time of or within 24 months following the occurrence of a Change of Control, (ii) within three months prior to a Change of Control, whether or not such termination is at the request of an Acquiror, or (iii) at any time more than three months prior to a Change of Control if such triggering event or the Employee’s termination is at the request of an Acquiror, the Company shall pay the Employee a global gross lump sum (hereafter the “Termination Indemnity”) of an amount equal to the indemnity he would be entitled to in case of dismissal, calculated according to with law provisions, or the applicable collective bargaining agreement, in force on the date of the Termination Event..

2.2    Le Salarié reconnait et accepte expressément que l’Indemnité de Rupture, qui a vocation à couvrir les divers préjudices que le Salarié pourrait souffrir au titre de la rupture de son contrat de travail, inclut et remplace toute indemnité qui pourrait être due au Salarié au titre de la rupture de son contrat de travail, et notamment les éventuels dommages et intérêts auxquels il pourrait prétendre au titre de la rupture de son contrat de travail qui serait ultérieurement jugée comme licenciement abusif ou sans cause réelle ou sérieuse.

2.2    Employee acknowledges and agrees that the Termination Indemnity is intended to compensate the various prejudices that the Employee could suffer as a result of the termination of his employment contract, includes any, and is in lieu of, any additional indemnity which could be due to the Employee in respect of the termination of his employment contract, including any potential damages that he could be eligible for in the event the termination of his employment contract would be considered as a wrongful dismissal or a dismissal without cause.

2.3    Le versement de l’Indemnité de Rupture sera subordonné à la signature d’un accord transactionnel par le Salarié consécutivement à la rupture de son contrat de travail, le Salarié restant parfaitement libre de préférer un recours judiciaire au paiement de cette indemnité.

2.3    The payment of the Termination Indemnity is subject to the Employee’s entering into a settlement and release agreement following the termination of his employment contract; the Employee remaining however entirely free to prefer a court action to the payment of this indemnity.

Par ailleurs, il est expressément convenu et accepté que l’Indemnité de Rupture sera soumise aux prélèvements sociaux tels que prévus par la réglementation en vigueur à la date de paiement de l’indemnité.

Moreover, it is expressly understood and agreed that the Termination Indemnity will be subject to the social security contributions applicable on the date of payment of this severance indemnity.

ARTICLE 3 – ACCORDS ANTERIEURS	ARTICLE 3 – PREVIOUS AGREEMENTS

Toutes les autres stipulations du contrat de travail du Salarié qui ne sont pas incompatibles ou en contradiction avec les stipulations du présent avenant restent inchangées et demeurent applicables dans leur ensemble.	All the other provisions of the Employee’s employment contract, which are not modified or in contradiction with the provisions of the present addendum are not modified and remain fully enforceable.

Fait en double exemplaire, Signed in duplicate,

A/in [place], le/on [date]

/s/ Jean-Pierre Jauvion Pour la Société/ For the Company	/s/ Pascal Ronde Le Salarié/ The Employee Pascal Ronde [name]

Chaque page doit être paraphée et les signatures ci-dessus doivent être précédées de la mention manuscrite suivante : « Lu et approuvé, bon pour accord »	Each page must be initialized and on the last page the above signatures must be preceded by the following handwritten words:
« Lu et approuvé, bon pour accord »
(“read and approved, valid for an addendum to the employment contract”)